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                                                                       EXHIBIT A

                                    AGREEMENT

          The undersigned agree that this Schedule 13D relating to the Common Stock of Foothill Independent Bancorp shall be filed on behalf of each of the undersigned.

Dated: April 16, 1999



                                BASSWOOD PARTNERS, L.L.C.

                                By: /s/ Matthew Lindenbaum
                                    --------------------------
                                    Name:  Matthew Lindenbaum
                                    Title: Managing Member


                                By: /s/ Bennett Lindenbaum
                                --------------------------
                                    Name:  Bennett Lindenbaum
                                    Title: Managing Member


                                /s/ Matthew Lindenbaum
                                ----------------------
                                    Matthew Lindenbaum